UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2009
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Appointment of Chief Restructuring Officer
     On April 23, 2009, our Board of Directors appointed Paula C. LuPriore as Chief Restructuring Officer. Ms. LuPriore, age 51, joined Asyst in 2002 as Vice President and General Manager of Software, and was appointed Senior Vice President, Automated Solutions Group in January 2007 with responsibility for the company’s entire product offering and product development programs, and as Executive Vice President and Chief Operating Officer on August 7, 2008. Prior to joining Asyst, she held various Vice President positions at IBM, most recently as its Vice President for Storage Networking Products, with responsibility for software and hardware engineering, product management and marketing, and professional services. Ms. LuPriore holds a Bachelor’s degree in applied mathematics from the University of Rhode Island.
     Resignation of Chair of the Board
     On April 26, 2009, Stephen S. Schwartz, Asyst’s Chief Executive Officer, President and Chair of the Board notified our Board of Directors that he had resigned from the company’s Board of Directors, effective as of April 20, 2009. Dr. Schwartz’s employment with the company, including as its Chief Executive Officer and President, also ended effective as of April 20, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: April 29, 2009	By:	/s/ Steve Debenham
Steve Debenham
Senior Vice President, General Counsel & Secretary

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